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                                                       Exhibit B2

NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Twelve Months Ended June 30, 1998
(Unaudited, Subject to Adjustment)



INCOME

  Equity in income/(loss) of AllEnergy
         Marketing Co., L.L.C.                            $(4,420)
  Revenue (1)                                              68,538
                                                         --------
  Total income                                             64,118
                                                         ========


EXPENSES

  Operating expenses
     Cost of sales                                         67,522
     Depreciation                                             390
     Selling, general and administrative expenses          13,985
     Income tax                                            (6,352)
                                                         --------
  Total operating expenses                                 75,545
                                                         --------
  Other income (expense), net                              (1,160)
                                                         --------

Net income/(loss)                                         (12,587)

Accumulated deficit at beginning of period                           (3,520)
                                                         --------
Accumulated deficit at end of period                     $(16,107)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)